ADACTIVE MEDIA, INC

(United States business)

Combined Consolidated Financial Statements

For the Years Ended December 31, 2021 and 2020

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

AdActive Media Inc.

Opinion on the Combined consolidated financial statements

We have audited the accompanying combined consolidated balance sheets of AdActive Media Inc. a United States businesses (the Company) as of December 31, 2021 and 2020, and the related combined consolidated statements of operations, stockholders deficit and cash flows for each of the two years in the period ended December 31, 2021, and the related notes and schedule (collectively referred to as the combined consolidated financial statements). In our opinion, the combined consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Substantial doubt about the Company’s Ability to Continue as a Going Concern

The accompanying combined consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the combined consolidated financial statements, the Company has suffered recurring losses from operations and had an accumulated deficit that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The combined consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These combined consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s combined consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the combined consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

As discussed in Note 3, AdActive Media Inc. is a United States businesses and is not a stand-alone entity. The combined consolidated financial statements of AdActive Media Inc. reflect the assets, liabilities, revenue and expenses directly attributable to the United States businesses, as well as allocations deemed reasonable by management, to present the combined consolidated financial position, results of operations, stockholder’s deficit and cash flows of AdActive Media Inc. on a stand-alone basis and do not necessarily reflect the combined consolidated financial position, results of operations, stockholders’ deficit and cash flows of AdActive Media Inc in the future or what they would have been had AdActive Media Inc been a separate, stand-alone entity during the periods presented. Our opinion is not modified with respect to this matter.

/S/ RBSM LLP

We have served as the Company’s auditor since 2022

PCAOB ID 587

New York, NY

September 14, 2022

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AdActive Media, Inc .

(United States business)

Combined Consolidated Balance Sheet

	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$11,679	$11,240
Accounts receivable	624,324	1,005,527
Total current assets	636,003	1,016,767
Property plant and equipment, net	1,542	3,455
Security deposits	3,178	16,171
Total Assets	$640,723	$1,036,393

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$706,309	$1,060,265
Account payable – related party	99,496	15,396
Accrued liabilities and other payable	1,445,159	579,219
Accrued liabilities – related party	127,379	127,650
Accrued interest on loans	79,488	61,489
Convertible note	67,500	67,500
Loan from related party	138,000	85,000
SBA Loans	300,000	300,000
Total Liabilities	2,963,331	2,296,519

Commitments and contingencies
Convertible preferred shares; $0.0001 par value, 28,921,732 shares authorized, Nil undesignated as of December 31, 2021 and 2020, respectively
Series 1 preferred stock, $0.0001 par value, 21,000,000 designated, 11,507,260 shares issued and outstanding as of December 31, 2021 and 2020, respectively	581,004	581,004
Series 2 preferred stock, $0.0001 par value, 7,921,732 designated 7,784,678 shares issued and outstanding as of December 31, 2021 and 2020, respectively	6,534,838	6,534,838
Stockholders’ Deficit
Common stock, $0.0001 par value, 87,000,000 authorized, 40,350,212 and 40,327,871 shares issued and outstanding as of December 31, 2021 and 2020, respectively	4,035	4,033
Additional paid-in capital	35,542,253	35,542,032
Accumulated deficit	(44,984,738)	(43,922,033)
Total stockholders' deficit	(9,438,450)	(8,375,968)
Total Liabilities and Stockholders' deficit	$640,723	$1,036,393

The accompanying notes are an integral part of these combined consolidated financial statements

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AdActive Media, Inc.

(United States business)

Combined Consolidated Statements of Operations

	For the Year Ended
	December 31,
	2021	2020
Revenue	$5,423,118	$5,368,090
Cost of services	(4,683,158)	(4,634,334)
Gross profit	739,960	733,756

Operating expenses
Employee payroll	350,279	306,991
Professional fees	265,433	875,503
Insurance expenses	98,368	92,298
G&A expenses	338,910	108,099
Office rent	51,945	88,083
Marketing and advertising	—	445
Travel expenses	15,858	5,956
Litigation fee	705,537	—
Depreciation and amortization	1,913	2,628
Total operating expenses	1,828,243	1,480,003
Loss from operations	(1,088,283)	(746,247)

Other income (expenses)
Other income	75,327	63,135
Interest expenses	(29,999)	(12,239)
Write-off of unrecoverable assets	(16,500)	(296,210)
Total other income (expenses)	28,828	(245,314)

Net loss before income taxes	(1,059,455)	(991,561)

Income taxes	3,250	5,146
Net loss/Total comprehensive loss	$(1,062,705)	$(996,707)

Net Loss Per Common Share, Basic and diluted	$(0.03)	$(0.03)
Weighted Average Number of shares outstanding	40,345,547	37,793,440

The accompanying notes are an integral part of these combined consolidated financial statements

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AdActive Media, Inc.

(United States business)

Combined Consolidated Statement of Changes in Shareholders' Deficit -

For the Years Ended December 31, 2021 and 2020

	Common stock		Additional Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficits
Balance - January 1, 2020	19,303,614	$1,930	$35,210,519	$(42,925,326)	$(7,712,877)
Common stock issued for exercising stock option	21,024,257	2,103	206,140		208,243
Related party liability reclassed into additional paid into capital			125,373		125,373
Net loss for the year				(996,707)	(996,707)
Balance - December 31, 2020	40,327,871	$4,033	$35,542,032	$(43,922,033)	$(8,375,968)
Common stock issued for exercising stock option	22,341	2	221		223
Net loss for the year				(1,062,705)	(1,062,705)
Balance - December 31, 2021	40,350,212	$4,035	$35,542,253	$(44,984,738)	$(9,438,450)

The accompanying notes are an integral part of these combined consolidated financial statements

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AdActive Media, Inc.

(United States business)

Combined Consolidated Statements of Cash Flows

	December 31,	December 31,
	2021	2020
Cash flows from operating activities:
Net Loss for the year	$(1,062,705)	$(996,707)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Depreciation and amortization	1,913	2,628
Write-off of unrecoverable assets	16,500	296,210
Gain on loss extinguishment	(75,327)	(53,135)
Changes in operating assets and liabilities:
Accounts receivable	381,202	25,748
Security deposit	(3,506)	(70,350)
Accounts payable	(269,855)	(526,155)
Accrued liabilities	625,668	744,715
Accrued interest	17,999	12,240
Contingent liability	240,000	—
Working capital loan – related party	53,000	85,000
Net cash used in operating activities	(75,111)	(479,806)

Cash flows from investing activities:
Purchase of property plant and equipment	—	(3,212)
Net cash provided by investing activities	—	(3,212)

Cash flows from financing activities:
Proceeds from SBA loans	75,327	353,135
Proceeds from the issuance of common stock for stock option exercising	223
Proceeds from the issuance of preferred stock	—	10,098
Net cash provided by financing activities	75,550	363,233

Net change In Cash and Cash Equivalents	439	(119,786)
Cash and Cash Equivalents, Beginning of Year	11,240	131,026
Cash and Cash Equivalents, End of Year	$11,679	$11,240

Supplemental disclosure of cash flow information:
Cash paid during the year:
Interest paid	$—	$—
Income taxes paid	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES
Related party liabilities reclassed into additional paid in capital	$—	$125,373

The accompanying notes are an integral part of these combined consolidated financial statements

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ADACTIVE MEDIA, INC.

(United States Business)

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS –

YEARS ENDED DECEMBER 31, 2021 AND 2020

1 — NATURE OF OPERATIONS

Description of Business

AdActive Media, Inc., dba Thoughtful Media Group (TMG DE), is a Delaware Corporation incorporated on December 17, 2010 and has three (3) wholly owned direct subsidiaries, AdActive Media CA, Inc. (TMG CA), a California Corporation incorporated on April 12, 2010, Thoughtful (Thailand) Co., Ltd. Incorporated on September 9, 2014, and AdActive Media Asia Limited (TMG HKG), a Hong Kong Corporation incorporated on March 14, 2011. TMG HKG has two (2) wholly owned direct subsidiaries, AdActive Media Shanghai Limited, a PR China wholly foreign owned enterprise (“WFOE”) incorporated on June 15, 2011, AdActive Media Advertising Limited, a PR China wholly foreign owned enterprise (“WFOE”) incorporated on August 29, 2014,. Since 2018, TMG HKG and its direct subsidiaries have been dormant with no active business operations.

This financial statement is only presenting the combined consolidated operations of the United States businesses, TMG DE and TMG CA, collectively (the “Company”). The Company assists advertisers by helping them engage with their target market through online social media and “social influencers.” The Company manages this process with direct on-the-ground employees and through a strategic contractual relationship with Google/YouTube called a “Multi Channel Network” (MCN).

Description of subsidiaries incorporated by the TMG DE.

Schedule of Description of subsidiaries

Name of Subsidiaries	Place and date of incorporation	Principal activities	Particulars of registered/ paid up share capital	Effective interest held by TMG DE
AdActive Media CA,Inc.	California, April 12, 2010	Digital marketing and Social media agency	$252	100%
Thoughtful (Thailand) Co., Ltd	Thailand, September 9 2014	Digital marketing and Social media agency	THB2,000,000	100%*
AdActive Media Asia Limited	Hong Kong, March 14, 2011	Digital marketing and Social media agency	$10,000	100%

* Out of this, 0.50% share ownership is held by one directors on behalf of the TMG DE and the remaining 0.25% is held by an inactive former local representative

The Company including all three subsidiaries, collectively (the “group”).

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2 — GOING CONCERN

The financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. Given the impact of the COVID-19 pandemic, the Company has had recurring losses, and negative cash flows from operations. For the prior several years, the Company has relied on capital from investors, government EIDL loans, and working capital loans from the officers of the Company. While the Company’s operations are at present nearly cash flow break even, this and other factors raise reasonable doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to secure working capital financing against its receivables and additional investment capital to continue to execute its business plan. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

These financial statements are only presenting the combined consolidated operations of the United States businesses, TMG DE and TMG CA. All significant intercompany transactions and balances have been eliminated in consolidation.

Basis of Presentation

The carve-out financial statements and accounting records present the combined consolidated balance sheets as of December 31, 2021 and 2020 and the combined consolidated statements of operations, combined consolidated statements of changes in shareholders' deficit and combined consolidated statements of cash flows for the years ended December 31, 2021 and 2020.

These accompanying combined consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Throughout the periods covered by the combined consolidated financial statements, the Company did not operate as a separate stand-alone entity but, rather as a “United States business” of the Group. Consequently, stand-alone combined consolidated financial statements were not historically prepared for the Company. The combined consolidated financial statements have been prepared in connection with the transaction, and are derived from the accounting records of the Group using the historical results of operations and the historical bases of assets and liabilities of the Company, adjusted as necessary to conform to U.S. GAAP. The combined consolidated financial statements present the assets, liabilities, revenues, and expenses directly attributed to the Company as well as certain allocations from the Group. Intercompany balances and transactions between the Company and the Group have been presented in the Balance Sheets. The combined consolidated financial statements may, therefore, not reflect the results of operations, financial position or cash flows that would have resulted had the Company been operated as a separate entity.

Cost Allocation and Attribution

The combined consolidated Statements of Operations include all costs directly attributable to the Company. The Group costs were allocated to the combined consolidated financial statements for certain operating, selling, governance and corporate functions such as direct labor, overhead, sales and marketing, administration, legal and information technology. The costs for these services and support functions were allocated to the Company in full and have not being allocated to other subsidiaries not consolidating with the Company. Management believes the methodology for cost allocations is a reasonable reflection of common expenses incurred by the Group on the Company’s behalf.

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Foreign Currency

The Company’s reporting currency is the U.S. dollar. All accounts of TMG DE and TMG CA are held in U.S. dollars.

Use of Estimates and Assumptions

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted. Significant estimates in the period include the allowance for doubtful accounts on accounts receivable, useful lives of long lives assets, stock option valuations and deferred taxes related valuation allowance.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments. As of December 31, 2021 and 2020, the cash and cash equivalent was amounted to $11,679 and $11,240, respectively.

The Company currently has bank deposits with financial institutions in the U.S. which does not exceed FDIC insurance limits. FDIC insurance provides protection for bank deposits up to $250,000, so there were uninsured balance of $0 and $0 as of December 31, 2021 and 2020, respectively.

Accounts receivable

Accounts receivables are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days from completion of service. Credit is extended based on evaluation of a customer’s financial condition, the customer creditworthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectability. At the end of fiscal year, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company considers the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of December 31, 2021 and 2020, the allowance for doubtful accounts amounted to $-0- and $0, respectively. The Company have entered into financing arrangement with Fastpay to expedite the accounts receivable recovery.

Financing and Security Agreement with FastPay

In October 2019, we executed a Financing and Security Agreement, as amended (collectively, the "FastPay Agreement"). with FPP Finance LLC to create an accounts receivable-based credit facility. The FastPay Agreement was further amended in October 2021.

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Under the October 2021 amended terms of the FastPay Agreement, FastPay may, at its sole discretion, purchase our eligible accounts receivable. Upon any acquisition of accounts receivable, FastPay will advance us up to 80% of the gross value of the purchased accounts, up to a maximum of $1,000,000 in advances. Each account receivable purchased by FastPay will be subject to a factoring fee rate specified in the FastPay Agreement calculated as a percentage of the gross value of the account outstanding and additional fees for accounts outstanding over 30 days. We are subject to a concentration limitation on the percentage of debt from any single customer of 25% to the total amount outstanding on its purchased accounts, subject to an increase to 100% for one specific large customer “Google LLC”.

We are obligated to repurchase accounts remaining uncollected after a specified deadline, and FastPay will generally have full recourse against us in the event of nonpayment of any purchased accounts. Our obligations under the FastPay Agreement are secured by a first position security interest in its accounts receivable, deposit accounts and all proceeds therefrom.

The FastPay Agreement contains covenants that are customary for agreements of this type and are primarily related to accounts receivable and audit rights. We are also required to provide FastPay with 30-day notice of any transaction that result, or would result in, a “change of control” as defined in the FastPay Agreement. The failure to satisfy covenants under the FastPay Agreement or the occurrence of other specified events that constitute an event of default, as defined, could result in the termination of the FastPay Agreement and/or the acceleration of our obligations. The FastPay Agreement contains provisions relating to events of default that are customary for agreements of this type.

The current FastPay Agreement has a term of 24 months and automatically renews thereafter for successive terms, subject to earlier termination by written notice by the Company, provided all obligations are paid, including the payment of an early termination fee.

At December 31, 2021 and 2020, $597,819 and $653,869, respectively, of accounts receivable purchased by FastPay remain outstanding and are subject to repurchase under the terms of the FastPay Agreement.

Property, Plant and Equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values

Expected useful lives
Computer equipment	5 years

Expenditures for repairs and maintenance are expensed as incurred. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

Revenue Recognition

The Company is an advertising content supplier to the Google/YouTube system and receives revenue from Google in relation to their “YouTube Properties”.  The Company, via its content development partners, creates the inventory that generates the advertising revenue on YouTube by delivering both performance and brand advertising. We recognize revenues for performance advertising when a user engages with the advertisement, such as a click, a view, or a purchase. For brand advertising, we recognize revenues when the advertiser content is displayed within video content.

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The Company directly influences the value/price of that inventory through the optimization work that the Company does and takes risk on that inventory given its investment into helping their content partners improve the content and providing them elements for the content production (e.g. music licenses).  The Company is a principal in the transaction.

The Company’s contracts are based on the completion and acceptance of defined contractual milestones.  Milestone payments, which are generally based on the completion of certain deliverables in the contracts, are recognized as revenue when the milestones are achieved, collectability is reasonably assured and there are no significant future performance obligations in connection with the milestone. In those instances where the Company has collected milestone payments but has significant future performance obligations related to the development of the product, deferred revenue is recorded and revenue is recognized upon the client’s acceptance of the deliverable. No deferred revenue was recognised in the book currently and in the past.

The Company generates Platform Revenue from TMG’s development, production and procurement of video content that can be distributed across global social video platforms, like YouTube and Facebook, and be monetized through the selling of advertising; either via pre/mid/post roll ads or products being integrated into the content.  Historically, platform revenue has varied due to rates paid to video creators based on the geography and demographics of the viewers along with the subject matter of the content.

Integrated Media Revenue results from placing advertiser information directly into video content rather than Google/YouTube selling it through their auction platform.  This generally leads to higher advertising rates and gross margin percentage.  Integrated media opportunities through agencies typically have a lower margin than selling direct to advertisers.

Regarding contractual milestones, approximately 98% of Company revenue is from Google and the milestones have been completed by the end of each calendar month that the revenue is recognized, and the Company receives this earned revenue from Google in the following month.  The milestones within that month are creating content, uploading content, optimizing that content, gaining viewership.  The value of all of those milestones are tallied up at the end of each calendar month.  And there are no future performance obligations.

For Integrated Media Revenue, most projects are completed within one month, however, there are occasions where a project may execute over a series of months.  The Company recognizes this revenue when the contractural milestones are met, which are typically the distribution of the custom content and the viewership by users of the advertising content within the content.

During December 31, 2021, and 2020, the Company has generated $5,423,118 and $5,368,090 respectively revenue from platform and media revenue.

Cost of sales

Cost of sales under creator revenue sharing consist of the cost of payments to individual content creation partners involved in the development of content uploaded to social media platforms (e.g. Google/YouTube) for monetization. The content creation partners are primarily in the regions of Thailand, Vietnam and Philippines and they are directly attributable to sales of platform video revenue.

Cost of sales under premium media consist of the cost of media purchased on various social media platforms (e.g. Google/YouTube, Facebook) for the promotion and amplification of advertising and marketing campaigns being executed directly with brands or their agencies.

Cost of sales under premium sales consist of the cost of content production with our content creation partners specifically for the support of the promotion and amplification of advertising and marketing campaigns being executed directly with brands or their agencies.

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The cost of personnel who is monitoring and advising the quality of the content was completed by employees in the company and their cost was capture in the employee payroll under operating expense.

Contract assets

In accordance with ASC Topic 606-10-45-3, contract asset is when the Company’s right to payment for goods and services already transferred to a customer if that right to payment is conditional on something other than the passage of time. The Company will recognize a contract asset when it has fulfilled a contract obligation but must perform other obligations before being entitled to payment.

There were no contract assets at December 31, 2021 and 2020.

Contract liabilities

In accordance with ASC Topic 606-10-45-2, a contract liability is Company’s obligation to transfer goods or services to a customer when the customer prepays consideration or when the customer’s consideration is due for goods and services that the Company will yet provide whichever happens earlier.

Contract liabilities represent amounts collected from, or invoiced to, customers in excess of revenues recognized, primarily from the billing of annual subscription agreements. The value of contract liabilities will increase or decrease based on the timing of invoices and recognition of revenue. There were no contract liabilities at December 31, 2021 and 2020.

Income Taxes

The Company accounts for income taxes using the assets and liability method. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rate is recognized in income or expense in the period that the change is effective. Tax benefits are recognized when it is probable that the deduction will be sustained. A valuation allowance is established when it is more likely than not that all or a portion of a deferred tax asset will not be realized.

The Company recognizes liabilities for uncertain tax positions based on the two-step process prescribed by GAAP. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step requires the Company to estimate and measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement. The Company reevaluates these uncertain tax positions on a quarterly basis. This evaluation is based on factors including, but not limited to, changes in facts or circumstances, changes in tax law, effectively settled issues under audit, and new audit activity. Such a change in recognition or measurement would result in the recognition of a tax benefit or an additional charge to the tax provision in the period. The Company recognizes interest and penalties as incurred in finance income (expense), net in the Statements of Operations. There were no liabilities recorded for uncertain tax positions at December 31, 2021 and 2020.

Earnings Per Share

Basic earnings per common share amounts are calculated based on weighted average number of common shares outstanding. Diluted earnings per share amounts are based on the weighted average number of common shares outstanding, plus the incremental shares that would have been outstanding upon the assumed exercise of all potentially dilutive stock options, warrants and convertible stock, subject to anti-dilution limitations. All such potentially dilutive instruments were anti-dilutive for the years ended December 31, 2021 and 2020.

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	For the years ended December 31,
	2021	2020
Net loss attributable to AdActive Media Inc	$(1,062,705)	$(996,707)
Weighted average common shares outstanding – Basic and diluted	40,345,547	37,793,440
Net loss per share – Basic and diluted	$(0.03)	$(0.03)

Warrants

In connection with certain financing, consulting and collaboration arrangements, the Company has issued warrants to purchase shares of its common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. The Company measures the fair value of the awards using a Black-Scholes Option Pricing Model as of the measurement date. The Company uses a Black-Scholes option model to estimate the fair value of compensation warrants. Warrants issued in conjunction with the issuance of common stock are initially recorded at fair value as a reduction in additional paid-in capital of the common stock issued. All other warrants are recorded at fair value as expense over the requisite service period, or at the date of issuance, if there is not a service period.

Fair Value of Financial Instruments

Generally accepted accounting principles require disclosing the fair value of financial instruments to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

In assessing the fair value of financial instruments, the Company uses a variety of methods and assumptions, which are based on estimates of market conditions and risks existing at the time. For certain instruments, including cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses, it was estimated that the carrying amount approximated fair value because of the short maturities of these instruments. All debt is based on current rates at which the Company could borrow funds with similar remaining maturities and approximates fair value.

GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use on unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is described below:

Level 1:  Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2:  Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3:  Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

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The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts receivable, deposits and other receivables, other payables approximate their fair values because of the short maturity of these instruments.

Recently Issued Accounting Principles

Accounting Standards Adopted

In August 2020, the FASB issued ASU 2020-06 Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) related to the measurement and disclosure requirements for convertible instruments and contracts in an entity’s own equity. The pronouncement simplifies and adds disclosure requirements for the accounting and measurement of convertible instruments and the settlement assessment for contracts in an entity’s own equity. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2021 and early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company has evaluated and the adoption of this standard does not have a material impact on its financial position, results of operations or cash flows.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40). ASU 2021-04 clarifies and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. The ASU provides guidance to clarify whether an issuer should account for a modification or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange as (1) an adjustment to equity and, if so, the related earnings per share effects, if any, or (2) an expense and, if so, the manner and pattern of recognition. ASU 2021-04 is effective for annual beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company has evaluated and the adoption of this standard does not have a material impact on its financial position, results of operations or cash flows

Accounting Standards Issued, Not Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This ASU requires measurement and recognition of expected credit losses for financial assets. ASU 2016-13 also requires new disclosures for financial assets measured at amortized cost, loans and available-for-sale debt securities. ASU 2016-13 is effective for the Company beginning January 1, 2023. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is currently evaluating the potential effect of this standard on its financial statements, but does not believe that it will have a material affect on its consolidated financial statements.

In March 2020, the FASB issued ASU 2020-03, “Codification Improvements to Financial Instruments”: The amendments in this update are to clarify, correct errors in, or make minor improvements to a variety of ASC topics. The changes in ASU 2020-03 are not expected to have a significant effect on current accounting practices. The ASU improves various financial instrument topics in the Codification to increase stakeholder awareness of the amendments and to expedite the improvement process by making the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. The ASU is effective for smaller reporting companies for fiscal years beginning after December 15, 2022 with early application permitted. The Company is currently evaluating the impact the adoption of this guidance may have on its consolidated financial statements, but does not believe that it will have a material affect on its consolidated financial statements.

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In October 2021, the FASB issued guidance which requires companies to apply Topic 606, Revenue from Contracts with Customers, to recognize and measure contract assets and contract liabilities from contracts with customers acquired in a business combination. Public entities must adopt the new guidance for fiscal years beginning after December 15, 2022 and interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the impact and timing of adoption of this guidance, however, it appears that more revenue will be recorded under this new requirement than was previously allowed.

No other new accounting pronouncements were issued or became effective in the period that had, or are expected to have, a material impact on our condensed combined consolidated Financial Statements.

4 — REVENUE

Revenue consisted of the following deliverables:

Schedule of Revenue	December 31,	December 31
	2021	2020
Platform – Video	$5,337,677	$4,974,648
Platform – Music.	60,017	393,442
Media Sales- Premium sales	25,424	—
	$5,423,118	$5,368,090

5 — PROPERTY, PLANT AND EQUIPMENT

Plant and equipment, net consist of the following:

	December 31,	December 31,
	2021	2020
Computer and software equipment	$3,212	$7,960
Accumulated depreciation	(1,670)	(4,505)
Property, Plant and equipment, net	$1,542	$3,455

Depreciation of plant and equipment amounted to approximately $1,913 and $2,628 for the years ended December 31, 2021 and 2020, respectively.

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6 — INCOME TAXES

The components of earnings before income tax expense for the years ended December 31, 2021 and 2020.

	For the Years Ended December 31,
Income (loss) before income taxes	2021	2020
Domestic	$(1,059,455)	$(991,561)
Foreign	$—	$—
Total income (loss) before income taxes	$(1,059,455)	$(991,561)

Income tax provision (benefit) consists of the following for the years ended December 31, 2021 and 2020:

Income tax provision (benefit):	For the Years Ended December 31,
Current	2021	2020
Federal	—	—
State	3,250	5,146
Foreign	—	—
Total Current	$3,250	$5,146
Deferred
Federal	—	—
State	—	—
Foreign	—	—
Total Deferred	—	—
Total income tax provision (benefit)	$3,250	$5,146

A reconciliation of the income tax provision (benefit) by applying the statutory United States federal income tax rate to income (loss) before income taxes is as follows:

Rate Reconciliation	For the Years Ended
	December 31, 2021

Expected tax at statutory rates	$(222,486)	21%
Permanent Difference	66,219	(6)%
State Income Tax, Net of Federal benefit	(49,173)	5%
Current Year Change in Valuation Allowance	296,600	(28)%
Prior Deferred True-Ups	(87,910)	8%
Income tax provision (benefit)	$3,250	0%

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences, which give rise to a net deferred tax asset is as follows:

Deferred Tax Assets/(Liab.) detail	For the Years Ended
	December 31,
	2021	2020

Deferred Tax Assets/(Liabilities)
Deferred Compensation	$87,834	$—
Net Operating Losses	$10,581,281	$10,372,516
Net deferred Tax Assets/(Liabilities)	10,669,115	10,372,516
Valuation allowance	(10,669,115)	(10,372,516)
Net deferred Tax Assets/(Liabilities)	$—	$—

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The domestic U.S. net operating loss carryforwards increased from $37,665,837 at December 31, 2020 to $38,413,487 at December 31, 2021. After consideration of all the evidence, both positive and negative, management has recorded a full valuation allowance at December 31, 2021 and 2020, due to the uncertainty of realizing the deferred income tax assets. Out of the $38,413,487 net operating losses carry forward, $30,661,502 will begin to expire in 2030 and $7,751,985 will have an indefinite life. There are also net operating losses from State of CA total to $36,005,052 as of December 31, 2021.

The Internal Revenue Code includes a provision, referred to as Global Intangible Low-Taxed Income (“GILTI”), which provides for a 10.5% tax on certain income of controlled foreign corporations. We have elected to account for GILTI as a period cost if and when occurred, rather than recognizing deferred taxes for basis differences expected to reverse.

The Company is subject to taxation in the U.S. and various states and foreign jurisdictions. U.S. federal income tax returns for 2018 and after remain open to examination. We and our subsidiaries are also subject to income tax in multiple states and foreign jurisdictions. Generally, foreign income tax returns after 2018 remain open to examination. No income tax returns are currently under examination. As of December 31, 2021 and 2020, the Company does not have any unrecognized tax benefits, and continues to monitor its current and prior tax positions for any changes. The Company recognizes penalties and interest related to unrecognized tax benefits as income tax expense. For the years ended December 31, 2021 and 2020, there were accrued penalties or interest   recorded in interest expense.

7—ACCOUNT PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consisted of the following:

	December 31, 2021	December 31, 2020
Account payable (a)	$706,309	$1,060,265
Account payable – related party (b)	99,496	15,396
Accrued liabilities and other payable (d)	1,445,159	579,219
Accrued compensation – Related party (c)	127,379	127,650
Accrued interest on loan	79,488	61,489
Total	$2,457,831	$1,844,019

(a)	Account payables represent due to one third-party balances of 2021: $693,970, 2020: $1,038,356 which is accrued cost of goods sold.
(b)	The amount represents due to one related party in respect to 2021: collection receive on behalf of Thoughtful (Thailand) Co Ltd. 2020: consulting fee payable to Thorman Development Inc.
(c)	The amounts related to compensation payable to Thorman Development Inc.
(d)	Accrued liabilities and other payable consisted of the following:

	December 31, 2021	December 31, 2020
Accrued liabilities (e)	$995,776	$379,814
Accrued salaries	186,499	186,499
Contingent liabilities (f)	240,000	—
Payable to credit cards	10,884	12,906
Accrued interest on penalty on taxes	12,000	—
Total	$1,445,159	$579,219

(e)	This included $252,556 and $342,131 related to legal fees related to the Yeah1 arbitration as of December 31, 2021 and 2020. Also, in 2021, included $705,537 related to litigation settlement- refer contingencies footnotes.
(f)	This represents amounts accrued in 2021 related to penalties for non-filing of tax forms, refer contingencies footnotes.

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8 --- LOANS

During the COVID-19 pandemic, the CEO of the Company, via his personal consulting company Thorman Development, Inc., made a series of interest free working capital loans to the company. The balances were $138,000 and $85,000 at December 31, 2021 and 2020, respectively

During the COVID-19 pandemic, the Company received SBA/EIDL loans in 2020 with a principal amount totaling $300,000. The effective interest rate is 3.75%. These loans are amortized over 30 years. The balances were $300,000 and $300,000 at December 31, 2021 and 2020, respectively.

The interest for the loan is $11,249 and $5,471 as of December 31, 2021 and 2020, respectively.

9 --- CONVERTIBLE NOTES

	December 31, 2021	December 31, 2020
Convertible promissory note payable	$67,500	$67,500
Accrued interest payable	62,768	56,018
Convertible promissory note payable, net	$130,268	$123,518

The Company issued the following notes outstanding:

A $50,000 convertible note issued on August 28, 2012 at a rate of 10% that continues to accrue interest.

A $17,500 convertible note issued on November 5, 2012 at a rate of 10% that continues to accrue interest.

The interest expense for the loan is $6,750 and $6,769 as of December 31, 2021 and 2020.

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10 — EQUITY

Common Shares Authorized and Issued

The Company is authorized to issue a total of 87,000,000 shares of common stock, $0.0001 par value. There were 40,350,212 and 40,327,871 shares issued and outstanding as of December 31, 2021 and 2020, respectively.

During the year ended December 31, 2020, the Company issued 21,024,257 of common share from the exercise of stock options to company’s shareholders and employee, for the total proceeds of $208,243, however the Company have not recovered the same and therefore write off the said receivable.

During the year ended December 31, 2021, the company issued 22,341 of our common stock to from the exercise of stock options to Jezebel Communications Limited, a consultant to the company, for the total proceeds of $223.

Warrants

Below is a summary of the Company’s issued and outstanding warrants as of December 31, 2021 and 2020:

	Warrants	Weighted average exercise price	Weighted average remaining contractual life (in years)
Outstanding as of December 31, 2019	10,416,066	$0.77	3.11
Issued	—	$—
Exercised	—	$—
Expired	(2,130,830)	1.41
Outstanding as of December 31, 2020	8,285,236	$0.62	2.83
Issued	—	$—
Exercised	—	—
Expired	(183,308)	1.65
Outstanding as of December 31, 2021	8,101,928	0.58	1.88

During the year ended December 31, 2021 and 2020, no new warrants have been issued nor any warrants exercised.

During the year ended December 31, 2021 and 2020, the warrants expired were 183,308 and 2,130,830, respectively.

In October 2019, the Company repriced the warrants, where the Company and each Participating Investor (as defined below) holding a Existing Warrant shall be automatically amended immediately prior to the Initial Closing, without any further action from the Company or any Participating Investor, such that (a) the exercise price per share of Common Stock as set forth in the Existing Warrant shall be the fair market value of a share of Common Stock of the Company, as determined by the Board in good faith following the Company’s receipt of a written valuation report in compliance with Section 409A of the Internal Revenue Code as soon as practicable following the Initial Closing and (b) the termination date set forth in each Existing Warrant shall be amended to the date that is the later of (A) the fifth anniversary of the Initial Closing and (B) the termination date set forth in the Existing Warrant prior to the date hereof. As used herein, “Participating Investor” means, collectively: (i) any Investor who acquires at least such Investor’s pro rata share of the Series 1 Preferred Shares issued or issuable pursuant to Section 2.1(b) of this Agreement; and (ii) any Investor that is not an existing stockholder in the Company that holds a Note and purchases at least 198,043 shares of Series 1 Preferred pursuant to this Agreement.

The management believe that value that should be assigned to the warrant expenses at the time of repricing through the current date should be $0.0001, the par value of the common stock as there was no public market for the common stock in 2019 through the current date so there was no market value and therefore the Company have not accounted any incremental cost for warrants repriced in 2019.

There were few warrants earlier granted to purchase the preferred series A & B, however during the recapitalization in 2019, those Series A and B converted into common stock and therefore all warrants outstanding as of date, are for common stock.

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Stock option

Company’s stock options for the years ended December 31, 2021 and 2020, respectively, is as follows:

	Share option	Weighted average exercise price	Weighted average remaining contractual life (in years)
Outstanding as of December 31, 2019	21,558,186	0.018	8.58
Granted	—	—
Exercised	21,024,257	0.010
Expired	(133,832)	—
Outstanding as of December 31, 2020	400,097	$0.185	6.87
Granted	—	—
Exercised	22,341	0.010
Expired	—	—
Outstanding as of December 31, 2021	377,756	0.196	6.26

The Company’s stock option plans provide for the grant of options to purchase shares of common stock to officers, directors, other key employees and consultants. The purchase price may be paid in cash or “net settled” in shares of the Company’s common stock. In a net settlement of an option, the Company does not require a payment of the exercise price of the option from the optionee, but reduces the number of shares of common stock issued upon the exercise of the option by the smallest number of whole shares that has an aggregate fair market value equal to or in excess of the aggregate exercise price for the option shares covered by the option exercised. Options generally vest over a 3-4 year period from the date of grant and have a 1-2 year cliff term.

During the year ended December 31, 2021 and 2020, no new stock option granted.

During the year ended December 31, 2021 and 2020, the options holder exercised 22,341 and 21,024,257 options, respectively, as disclosed above under common stock section.

During the year ended December 31, 2021 and 2020, the stock option expired were -0- and 133,832, respectively.

In October 2019, the board believes it to be in the interests of the Company and its stockholders to motivate and restore competitive and appropriate equity incentives for the optionholders by amending each option held by the eligible optionholders to reduce the exercise price of each repriced option to $0.01 per share. The 5,513,125 stock option holder were eligible and their exercise price reduced to $0.01 per shares in 2019.

The management believe that value that should be assigned to the stock option expenses at the time of repricing through the current date should be $0.0001, the par value of the common stock as there was no public market for the common stock in 2019 through the current date so there was no market value and therefore the Company have not accounted any incremental cost for stock options repriced in 2019.

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NOTE—11 PREFERRED STOCKS

As of December 31, 2022 and 2021, the Company’s preferred stocks have been designated as follow:

No. of shares
Series 1 Preferred Stock	11,507,260
Series 2 Preferred Stock	7,784,678

All of the Series 1 and Series 2 Preferred Shares were issued at a value of respective cash purchase price of $0.050494 per share and at a conversion price of $0.839449 per share, respectively. These all Series of Preferred Shares contain a conversion option, are convert into a fixed number of common shares or redeemable with the cash repayment at the liquidation, so as a result of this liquidation preference, under U.S GAAP, the Company has classified the all these Series of Preferred Shares within mezzanine equity in the combined consolidated balance sheet.

Voting Rights: (1) The affirmative vote of at least a majority of the holders of each series of preferred stock shall be necessary to:

(a)	increase or decrease the par value of the shares of the Series 1 and Series 2 Preferred Stock , alter or change the powers, preferences or rights of the shares of Series 1 Preferred Stock or create, alter or change the powers, preferences or rights of any other capital stock of the Company if after such alteration or change such capital stock would be senior to or pari passu with Series 1 Preferred Stock ; and
(b)	adversely affect the shares of Series 1 Preferred Stock, including in connection with a merger, recapitalization, reorganization or otherwise.

(2) The affirmative vote of at least a majority of the holders of the shares of the Series 1 Preferred Stock shall be necessary to:

(a)	enter into a transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Corporation, or voluntarily liquidate or dissolve;
(b)	authorize a merger, acquisition or sale of substantially all of the assets of the Company or any of its subsidiaries (other than a merger exclusively to effect a change of domicile of the Company to another state of the United States);
(c)	increase or decrease (other than decreases resulting from conversion of the Series 1 Preferred Stock) the authorized number of shares of the Company’s preferred stock or any series thereof, the number of shares of the Company’s common stock or any series thereof or the number of shares of any other class or series of capital stock of the Company; and
(d)	any repurchase or redemption of capital stock of the Company except any repurchase or redemption at cost upon the termination of services of a service provider to the Company or the exercise by the Company of contractual rights of first refusal as applied to such capital stock.

Dividend Rights: The holders of the Company’s preferred stock are not entitled to any dividend rights.

Liquidation Rights: In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary (a "Liquidation Event"), the holders of each series of preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Company’s common stock by reason of their ownership thereof, an amount per share in cash equal to the greater of (x) the aggregate Stated Value for all shares of such series of Preferred Stock then held by then or (y) the amount payable per share of the Company’s common stock which such holder of preferred stock would have received if such holder had converted to common stock immediately prior to the Liquidation Event all of such series of preferred stock then held by such holder (the "Series Stock Liquidation Preference"). If, upon the occurrence of a Liquidation Event, the funds thus distributed among the holders of the preferred stock shall be insufficient to permit the payment to the holders of the preferred stock the full Series Stock Liquidation Preference for all series, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the preferred stock in proportion to the aggregate Series Liquidation Preferences that would otherwise be payable to each of the holders of preferred stock. Such payment shall constitute payment in full to the holders of the preferred stock upon the Liquidation Event. After such payment shall have been made in full, or funds necessary for such payment shall have been set aside by the Company in trust for the account of the holders of preferred stock, so as to be immediately available for such payment, such holders of preferred stock shall be entitled to no further participation in the distribution of the assets of the Company. The sale of all or substantially all of the assets of the Company, or merger, tender offer or other business combination to which the Company is a party in which the voting stockholders of the Company prior to such transaction do not own a majority of the voting securities of the resulting entity or by which any person or group acquires beneficial ownership of 50% or more of the voting securities of the Company or resulting entity shall be deemed to be a Liquidation Event.

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Other Matters: The holders of the Company’s preferred stock have no subscription or redemption privileges and are not subject to redemption. The Company’s Series Preferred Stock does not entitle its holders to preemptive rights. All of the outstanding shares of the Company’s preferred stock are fully paid and non-assessable.

The Company is authorized to issue a total of 28,921,732 shares of preferred stock consisting of: Series 1 Preferred stock, $0.0001 par value, 21,000,000 authorized, and 11,507,260 and Series 2 Preferred stock, $0.0001 par value, 7,921,732 authorized, and 7,784,678 shares issued and outstanding as of December 31, 2021 and 2020.

In October 2019, the Company recapitalized a series of convertible notes issued by the Company between 2012 and 2017 totaling $6,534,837 into 7,784,678 shares of Series 2 Preferred Stock at a share price of $0.839449 per share

There were Series 1 Preferred Shares 239,608 issued during the year ended December 31, 2020 for the total consideration of $12,098, out of which the Company have not collected $2,000 and the same was write off.

There were no Series 1 Preferred shares issued during the year ended December 31, 2021.

There were no Series 2 Preferred Shares issued during the years ended December 31, 2021 and 2020.

12 — COMMITMENTS

As of the preparation of these combined consolidated financials, the Company’s principal offices are located at 599 N Fair Oaks Ave, Suite 201, Pasadena, CA 91103. The Company leases its office space in a shared space work environment. The lease, which commenced on March 1, 2022 and expires on February 29, 2024, has a monthly rate of $1,500 based on a minimum occupancy of three (3) people and scales in cost per person. Additional seats will be charged at $450 per month for up to five (5) people and $400 per month for up to ten (10) people. Currently, this location serves as the principal executive office and is the location of all of its books and records and the operational offices for TMG CA.

During the years ending at December 31, 2021 and 2020, respectively, the Company leased office space from WeWork on a flexible space arrangement as its principal executive office. However, during the COVID-19 pandemic, staff primarily worked from home.

Material contracts

Contract with Google

On September 23, 2011, AdActive Media, Inc. entered into a business cooperation agreement with Google/YouTube for the operation of the Company’s multi-channel network (MCN) business unit. This contract allows the company to manage the analytics and collect monetization from Google across multiple content partners on YouTube.

22

Contract with FastPay

On October 31, 2019, the subsidiary AdActive Media CA, Inc. entered into a business cooperation agreement with FPP Finance LLC (dba FastPay) for the monthly factoring of the Company’s revenue receivable from Google.

Contract with Vdiooly

On March 29, 2016, AdActive Media CA, Inc. entered into a business cooperation agreement with Vidooly for the operation of the Company’s backend creator payment processing management system. The Vidooly system processes the raw Google data reports on a monthly basis to break down and summarize the earnings per content partner. The system also tracks the revenue sharing agreement and payment method information provided by our content partners.

13 --CONCENTRATION OF CREDIT RISK

Credit risk

The Company is exposed to the following concentrations of risk:

(a) Major customers

For the December 31, 2021 and 2020, the customers who accounted for 10% or more of the Company’s revenues and its outstanding receivable balances at period-end dates, are presented as follows:

	December 31 , 2021		December 31, 2021
Customers	Revenues	Percentage of revenues	Accounts receivable
Customer A	$5,337,677	98.4%	$597,819

	December 31, 2020		December 31, 2020
Customers	Revenues	Percentage of revenues	Accounts receivable
Customer A	$4,974,648	92.7%	$653,869

The customer is in United States

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(b) Major vendors

For the December 31, 2021 and 2020, there is customer who accounts for 10% or more of the Company’s cost of goods sold and its outstanding payable balances as at period-end dates.

	December 31 , 2021		December 31, 2021
Vendors	Purchases	Percentage of purchases	Accounts payable
Vendor A	$1, 336,086	28.5%	$175,087 *

	December 31, 2020		December 31, 2020
Vendors	Purchases	Percentage of revenues	Accounts payable
Vendor A	$1,165,442	25.1%	$237,614	*
Vendor B	$498,005	10.7%	$29,477	*

The Vendors is in Vietnam, Thailand and Philippines.

*Included in accrued expenses as the bills submitted subsequent to the each month end.

14 --RELATED PARTY TRANSACTIONS

From time to time, the shareholder and director of the Company advanced funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

The Company paid to the related company, the total servicing partner Fees of $25,424 and $0 for the years ended December 31, 2021 and 2020, respectively.

The Company paid to the related company, the consulting fee of $188,004 and $226,330 for the years ended December 31, 2021 and 2020, respectively.

The Company paid to the Thoughtful Thailand Ltd, the payment of $1,067,913 and $362,234 to destitute to the respective Multi Channel Network (MCN) content partners for the years ended December 31, 2021 and 2020, respectively.

The Company paid to three senior management employee, the total salaries of $363,559 and $326,745 for the years ended December 31, 2021 and 2020, respectively.

15 — CONTINGENCIES

The Company is subject, from time to time, to claims by third parties under various legal theories. The defense of such claims, or any adverse outcome relating to any such claims, could have a material adverse effect on the Company’s liquidity, financial condition and cash flows. The Company was involved in an international arbitration that was initiated in 2019 and ultimately concluded in December 2021. During this arbitration, the Company was not successful in piercing the corporate veil of the respondents and consequently did not succeed in the arbitration. The arbitration panel ruled that the Company should reimburse the respondents legal and procedural fees, which have been stated to be $705,537. The procedural fee had been accrued as of December 31, 2021.

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In August 2019, TMG DE was awarded an $11,000,000 financial judgment in its US Federal Court action against three former company executives. The lead defendant, Mr. Ingrouille, is a United Kingdom citizen and the other two defendants are Vietnamese citizens. TMG DE has not yet been successful in collecting this judgment, however, the Company continues to explore the best paths to enforce the judgement against the defendants.

IRC Sec. 6038 requires every U.S. person to furnish, for any foreign business entity that person controls, the information listed in IRC Sec. 6038(a)(1). It has been determined that operations of two wholly owned indirect subsidiaries, AdActive Media Shanghai Limited and AdActive Media Advertising Limited should have been reported on Form 5471 pursuant to IRC §6038. Failure to timely file a Form 5471 is generally subject to a $10,000 per information return. AdActive Media Shanghai Limited was incorporated on June 11, 2011 and AdActive Media Advertising Limited was incorporated on August 29, 2014. Total penalty associated with failure to file Form 5471 is $190,000. Pursuant to IRC Sec. 951A, A U.S. shareholder with an ownership interest in a Controlled Foreign Corporation (CFC) must calculate and report Global Intangible Low-Taxed Income (GILTI) using Form 8992. GILTI is calculated based on combing tested income and tested losses from various CFCs. Like other foreign information returns, failure to file Form 8992 or provide complete information can result in a $10,000 penalty pursuant to Treasury Regulation Section 1.6038-5. Total penalty associated with failure to file form 8992 is $50,000. Total combined civil penalty associated with failure to file both Forms 5471 and 8992 is $240,000. Estimated interest from the penalty is $12,000.

16 — SUBSEQUENT EVENTS

On July 7, 2022 (the “Closing Date”), AdActive Media, Inc., a Delaware corporation (the “Seller”), entered into a Stock Purchase Agreement with Society Pass Incorporated a Nevada corporation (the “Buyer"). The subsidiaries of AdActive Media, Inc. acquired under the Stock Purchase Agreement consist of (i) all of the outstanding capital stock of AdActive Media CA, Inc., a California corporation (the “CA Sub”), and (ii) 99.75% of all of the outstanding capital stock of Thoughtful Thailand Limited, a Thailand corporation.

The consideration paid to the Company by the Buyer, is included in a Stock Purchase Agreement. The purchase consideration in the “Stock Purchase Agreement”, was 609,327 shares of the Buyer’s   common stock. The Buyer also issued the seller a warrant, expiring on July 7, 2023, to purchase 203,109 shares of the buyer’s common stock at an exercise price of $2.1335. The Buyer also assumed two loans, with a principal balance of $300,000 not including interest, payable by the Seller and the CA Sub (“Assumed Liabilities”). The Seller, however, agree to indemnify the Buyer if the Buyer make payments for any liabilities of the Seller  and the CA Sub greater than $700,000, including the Assumed Loans. The Stock Purchase Agreement include representations, warranties and covenants of the Buyer and the Seller as well as other customary closing conditions.

In this above share purchase transaction, the Society Pass Incorporated (the Buyer) did not acquire or assume any common stock, preferred stock, warrants, options, or any other equity instruments related to TMG DE (the seller).

25

ADACTIVE MEDIA, INC

(United States business)

Unaudited Combined Condensed Consolidated Financial Statements

For the Period Ended March 31, 2022 and 2021

26

AdActive Media, Inc.

(United States business)

Combined Condensed Consolidated Balance Sheet

	March 31,	December 31,
	2022	2021
	Unaudited
ASSETS
Current Assets:
Cash and cash equivalents	$6,976	$11,679
Accounts receivable	492,231	624,324
Total current assets	499,207	636,003
Property plant and Equipment, net	1,542	1,542
Security deposits	1,000	3,178
Right of Use - Assets	34,307	—
Total Assets	$536,056	$640,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$544,778	$706,309
Account payable – related party	15,163	99,496
Accrued expenses	705,537	705,537
Accrued liabilities and other payable	733,834	739,622
Accrued liabilities – related party	127,379	127,379
Accrued interest on loans	83,926	79,488
Convertible note	67,500	67,500
Lease liabilities	15,292	—
Loan from related party	284,000	138,000
SBA Loans	300,000	300,000
Total Current Liabilities	2,877,409	2,963,331
Operating lease liabilities	19,104	—
Total Liabilities	$2,896,513	2,963,331

Commitments and contingencies
Convertible preferred shares; $0.0001 par value, 28,921,732 shares authorized, Nil undesignated as of March 31, 2022 and December 31, 2021, respectively
Series 1 Preferred stock, $0.0001 par value, 21,000,000 authorized, and 11,507,260 shares issued and outstanding as of March 31, 2022 and December 31, 2021	581,004	581,004
Series 2 Preferred stock, $0.0001 par value, 7,921,732 authorized, and 7,784,678 shares issued and outstanding as of March 31, 2022 and December 31, 2021	6,534,838	6,534,838
Stockholders' Deficit
Common stock, $0.0001 par value, 87,000,000 authorized, 40,372,553 and 40,350,212 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	4,037	4,035
Additional paid-in capital	35,542,475	35,542,253
Accumulated deficit	(45,022,811)	(44,984,738)
Total stockholders' deficit	(9,476,299)	(9,438,450)
Total Liabilities and Stockholders' deficit	$536,056	$640,723

The accompanying notes are an integral part of these unaudited combined condensed consolidated financial statements

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AdActive Media, Inc.
(United States business)
Unaudited Combined Condensed Consolidated Statements of Operations

	For the three months ended
	March 31,
	2022	2021
Revenue	$1,208,485	$1,201,415
Cost of services	(1,061,737)	(1,042,790)
Gross profit	146,748	158,625

Operating expenses
Employee payroll	89,318	87,898
Professional fees	53,001	105,026
Insurance expenses	17,194	15,106
G&A expenses	17,019	20,242
Office rent	9,455	15,549
Marketing and advertising	95	—
Travel expenses	(6,049)	1,722
Total operating expenses	180,033	245,543
Loss from operations	(33,285)	(86,918)

Other Income (expenses)
Interest expenses	(4,438)	(2,774)
Write-off of unrecoverable assets	500	—
Total other income (expenses)	(3,938)	(2,774)
Net loss before income taxes	(37,223)	(89,692)
Income taxes	850	1,650
Net loss/ Total comprehensive loss	$(38,073)	$(91,342)

Net Loss Per Common Share, Basic and diluted	$(0.001)	$(0.002)
Weighted Average Number of shares outstanding	40,367,282	40,331,134

The accompanying notes are an integral part of these unaudited combined condensed consolidated financial statements

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AdActive Media, Inc.
(United States business)
Unaudited Combined Condensed Consolidated Statement of Changes in Shareholders' Deficit
For the Three Months Ended March 31, 2021 and 2022

	Common stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Stockholders’ Deficits
Balance – January 1, 2021	40,327,871	$4,033	$35,542,032	$(43,922,033)	$(8,375,968)
Common stock issued for exercising stock option	22,341	2	221		223
Net loss for the period				(91,342)	(91,342)
Balance - March 31, 2021	40,350,212	$4,035	$35,542,253	$(44,013,375)	$(8,467,087)
Balance - January 1, 2022	40,350,212	4,035	35,542,253	(44,984,738)	(9,438,450)
Common stock issued for exercising stock option	22,341	2	222		224
Net loss for the period				(38,073)	(38,073)
Balance - March 31, 2022	40,372,553	$4,037	$35,542,475	$(45,022,811)	$(9,476,299)

The accompanying notes are an integral part of these unaudited combined condensed consolidated financial statements

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AdActive Media, Inc.
(United States business)
Unaudited Combined Condensed Consolidated Statements of Cash Flows

	Three month ended March 31,	Three month ended March 31,
	2022	2021
Cash flow from operating activities:
Net loss	$(38,073)	$(91,342)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts receivable	132,094	581,894
Security deposit	2,178	—
Accounts payable	(245,864)	(555,902)
Accrued interest on loan	4,438	2,773
Accrued liabilities	(5,562)	(64,950)
Working capital loan	146,000	50,000
Right to use	1,292	—
Leases liabilities	(1,206)	—
Net cash used in operating activities	(4,703)	(77,525)

Financing activities:
Proceeds from SBA loans	—	75,327
Proceeds from the issuance of common stock for stock option exercising	—	223
Net cash provided by financing activities	—	75,550

Net changes in cash and cash equivalents	(4,703)	(1,977)
Cash and Cash Equivalents, Beginning of Quarter	11,679	11,240
Cash and Cash Equivalents, End of Quarter	$6,976	$9,263

Supplemental Disclosure of Cash Flow Information:
Cash paid during the Quarter:
Interest paid	$—	$—
Income taxes paid	$—	$—

Non Cash Investing and Financing
Initial Right of use and related Leases liabilities recognised	$35,823	$—
Stock option proceeds adjusted with accrued liabilities	$224	$—

The accompanying notes are an integral part of these unaudited combined condensed consolidated financial statements

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ADACTIVE MEDIA, INC.

(UNITED STATES BUSINESS)

NOTES TO UNAUDITED COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -

PERIOD ENDED MARCH 31, 2022 AND 2021

1 — NATURE OF OPERATIONS

Description of Business

AdActive Media, Inc., dba Thoughtful Media Group (TMG DE), is a Delaware Corporation incorporated on December 17, 2010 and has three (3) wholly owned direct subsidiaries, AdActive Media CA, Inc. (TMG CA), a California Corporation incorporated on April 12, 2010, Thoughtful (Thailand) Co., Ltd. incorporated on September 9, 2014, and AdActive Media Asia Limited (TMG HKG), a Hong Kong Corporation incorporated on March 14, 2011. TMG HKG has two (2) wholly owned direct subsidiaries, AdActive Media Shanghai Limited, a PR China wholly foreign owned enterprise (“WFOE”) incorporated on June 15, 2011, AdActive Media Advertising Limited, a PR China wholly foreign owned enterprise (“WFOE”) incorporated on August 29, 2014, collectively (the “Company”). Since 2018, TMG HKG and its direct subsidiaries have been dormant with no active business operations.

This financial statement is only presenting the combined condensed consolidated operations of the United States businesses, TMG DE and TMG CA. The Company assists advertisers by helping them engage with their target market through online social media and “social influencers.” The Company manages this process with direct on-the-ground employees and through a strategic contractual relationship with Google/YouTube called a “Multi Channel Network” (MCN).

Description of subsidiaries incorporated by the TMG DE

Schedule of Description of subsidiaries

Name	Place and date of incorporation	Principal activities	Particulars of registered/ paid up share capital	Effective interest held
AdActive Media CA,Inc.	California, April 12, 2010	Digital marketing and Social media agency	$252	100%
Thoughtful (Thailand) Co., Ltd	Thailand, September 9 2014	Digital marketing and Social media agency	THB2,000,000	*100%
AdActive Media Asia Limited	Hong Kong, March 14, 2011	Digital marketing and Social media agency	$10,000	100%

* Out of this, 0.50% share ownership is held by one directors on behalf of the TMG DE and the remaining 0.25% is held by an inactive former local representative

The Company including all three subsidiaries, collectively (the “group”).

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2 — GOING CONCERN

The combined condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. Given the impact of the COVID-19 pandemic, the Company has had recurring losses, and negative cash flows from operations. For the prior several years, the Company has relied on capital from investors, government EIDL loans, and working capital loans from the officers of the Company. While the Company’s operations are at present nearly cash flow break even, this and other factors raise reasonable doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to secure working capital financing against its receivables and additional investment capital to continue to execute its business plan. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

These condensed combined consolidated financial statements are only presenting the consolidated operations of the United States businesses, TMG DE and TMG CA. All significant intercompany transactions and balances have been eliminated in consolidation.

Basis of Presentation

The carve-out financial statements and accounting records present the combined condensed consolidated balance sheets as of March 31, 2022 and December 31, 2021 and the combined condensed consolidated statements of operations, combined condensed consolidated statements of changes in shareholders' deficit and combined condensed consolidated statements of cash flows for the three month period ended March 31, 2022 and 2021.

These accompanying combined condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Throughout the periods covered by the combined condensed consolidated financial statements, the Company did not operate as a separate stand-alone entity but, rather as a “United States business” of the Group. Consequently, stand-alone combined consolidated financial statements were not historically prepared for the Company. The combined condensed consolidated financial statements have been prepared in connection with the transaction and are derived from the accounting records of the Group using the historical results of operations and the historical bases of assets and liabilities of the Company, adjusted as necessary to conform to U.S. GAAP. The combined condensed consolidated financial statements present the assets, liabilities, revenues, and expenses directly attributed to the Company as well as certain allocations from the Group. Intercompany balances and transactions between the Company and the Group have been presented in the Balance Sheets. The combined condensed consolidated financial statements may, therefore, not reflect the results of operations, financial position or cash flows that would have resulted had the Company been operated as a separate entity.

Cost Allocation and Attribution

The combined consolidated Statements of Operations include all costs directly attributable to the Company. The Group costs were allocated to the combined consolidated financial statements for certain operating, selling, governance and corporate functions such as direct labor, overhead, sales and marketing, administration, legal and information technology. The costs for these services and support functions were allocated to the Company in full and have not been allocated to other subsidiaries not consolidating with the Company. Management believes the methodology for cost allocations is a reasonable reflection of common expenses incurred by the Group on the Company’s behalf.

Foreign Currency

The Company’s reporting currency is the U.S. dollar. All accounts of TMG DE and TMG CA are held in U.S. dollars.

Use of Estimates and Assumptions

In preparing these condensed combined consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted. Significant estimates in the period include the allowance for doubtful accounts on accounts receivable, incremental borrowing rate used to calculate right of use assets and lease liabilities, useful lives of long- lives assets, stock option valuations and deferred taxes related valuation allowance.

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Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments. As of March 31, 2022 and December 31, 2021, the cash and cash equivalent was amounted to $6,976 and $11,679, respectively.

The Company currently has bank deposits with financial institutions in the U.S. which does not exceed FDIC insurance limits. FDIC insurance provides protection for bank deposits up to $250,000, so there were uninsured balance of $0 and $0 in parent entity as of March 31, 2022 and December 31, 2021, respectively.

Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days from completion of service. Credit is extended based on evaluation of a customer’s financial condition, the customer creditworthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectability. At the end of fiscal year, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company considers the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of March 31, 2022 and 2021, the allowance for doubtful accounts amounted to $-0- and $0, respectively. The Company have entered into financing arrangement with Fastpay to expedite the accounts receivable recovery.

Financing and Security Agreement with FastPay

In October 2019, we executed a Financing and Security Agreement, as amended (collectively, the "FastPay Agreement"). with FPP Finance LLC to create an accounts receivable-based credit facility. The FastPay Agreement was further amended in October 2021.

Under the October 2021 amended terms of the FastPay Agreement, FastPay may, at its sole discretion, purchase our eligible accounts receivable. Upon any acquisition of accounts receivable, FastPay will advance us up to 80% of the gross value of the purchased accounts, up to a maximum of $1,000,000 in advances. Each account receivable purchased by FastPay will be subject to a factoring fee rate specified in the FastPay Agreement calculated as a percentage of the gross value of the account outstanding and additional fees for accounts outstanding over 30 days. We are subject to a concentration limitation on the percentage of debt from any single customer of 25% to the total amount outstanding on its purchased accounts, subject to an increase to 100% for one specific large customer “Google LLC”.

We are obligated to repurchase accounts remaining uncollected after a specified deadline, and FastPay will generally have full recourse against us in the event of nonpayment of any purchased accounts. Our obligations under the FastPay Agreement are secured by a first position security interest in its accounts receivable, deposit accounts and all proceeds therefrom.

The FastPay Agreement contains covenants that are customary for agreements of this type and are primarily related to accounts receivable and audit rights. We are also required to provide FastPay with 30-day notice of any transaction that result, or would result in, a “change of control” as defined in the FastPay Agreement. The failure to satisfy covenants under the FastPay Agreement or the occurrence of other specified events that constitute an event of default, as defined, could result in the termination of the FastPay Agreement and/or the acceleration of our obligations. The FastPay Agreement contains provisions relating to events of default that are customary for agreements of this type.

The current FastPay Agreement has a term of 24 months and automatically renews thereafter for successive terms, subject to earlier termination by written notice by the Company, provided all obligations are paid, including the payment of an early termination fee.

At March 31, 2022 and December 31, 2021, $460,310 and $597,819, respectively, of accounts receivable purchased by FastPay remain outstanding and are subject to repurchase under the terms of the FastPay Agreement.

33

Property, Plant and Equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful lives
Computer equipment	5 years

Expenditures for repairs and maintenance are expensed as incurred. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

Revenue Recognition:

The Company is an advertising content supplier to the Google/YouTube system and receives revenue from Google in relation to their “YouTube Properties”.  The Company, via its content development partners, creates the inventory that generates the advertising revenue on YouTube by delivering both performance and brand advertising. We recognize revenues for performance advertising when a user engages with the advertisement, such as a click, a view, or a purchase. For brand advertising, we recognize revenues when the advertiser content is displayed within video content.

The Company directly influences the value/price of that inventory through the optimization work that the Company does and takes risk on that inventory given its investment into helping their content partners improve the content and providing them elements for the content production (e.g. music licenses).  The Company is a principal in the transaction.

The Company’s contracts are based on the completion and acceptance of defined contractual milestones.  Milestone payments, which are generally based on the completion of certain deliverables in the contracts, are recognized as revenue when the milestones are achieved, collectability is reasonably assured and there are no significant future performance obligations in connection with the milestone. In those instances where the Company has collected milestone payments but has significant future performance obligations related to the development of the product, deferred revenue is recorded and revenue is recognized upon the client’s acceptance of the deliverable. No deferred revenue was recognised in the book currently and in the past.

The Company generates Platform Revenue from TMG’s development, production and procurement of video content that can be distributed across global social video platforms, like YouTube and Facebook, and be monetized through the selling of advertising; either via pre/mid/post roll ads or products being integrated into the content.  Historically, platform revenue has varied due to rates paid to video creators based on the geography and demographics of the viewers along with the subject matter of the content.

Integrated Media Revenue results from placing advertiser information directly into video content rather than Google/YouTube selling it through their auction platform.  This generally leads to higher advertising rates and gross margin percentage.  Integrated media opportunities through agencies typically have a lower margin than selling direct to advertisers.

Regarding contractual milestones, approximately 98% of Company revenue is from Google and the milestones have been completed by the end of each calendar month that the revenue is recognized, and the Company receives this earned revenue from Google in the following month.  The milestones within that month are creating content, uploading content, optimizing that content, gaining viewership.  The value of all of those milestones are tallied up at the end of each calendar month.  And there are no future performance obligations.

For Integrated Media Revenue, most projects are completed within one month, however, there are occasions where a project may execute over a series of months.  The Company recognizes this revenue when the contractural milestones are met, which are typically the distribution of the custom content and the viewership by users of the advertising content within the content.

34

For three months ended March 31, 2022, and 2021, the Company has generated $1,208,485 and $1,201,415, respectively revenue from platform and media revenue.

Cost of sales

Cost of sales under creator revenue sharing consist of the cost of payments to individual content creation partners involved in the development of content uploaded to social media platforms (e.g. Google/YouTube) for monetization. The content creation partners are primarily in the regions of Thailand, Vietnam and Philippines and they are directly attributable to sales of platform video revenue.

Cost of sales under premium media consist of the cost of media purchased on various social media platforms (e.g. Google/YouTube, Facebook) for the promotion and amplification of advertising and marketing campaigns being executed directly with brands or their agencies.

Cost of sales under premium sales consist of   the cost of content production with our content creation partners specifically for the support of the promotion and amplification of advertising and marketing campaigns being executed directly with brands or their agencies.

The cost of personnel who is monitoring and advising the quality of the content was by completed by employee in the company and the cost was capture in the employee payroll under operating expense.

Contract assets

In accordance with ASC Topic 606-10-45-3, contract asset is when the Company’s right to payment for goods and services already transferred to a customer if that right to payment is conditional on something other than the passage of time. The Company will recognize a contract asset when it has fulfilled a contract obligation but must perform other obligations before being entitled to payment.

There were no contract assets at March 31, 2022 and December 31, 2021.

Contract liabilities

In accordance with ASC Topic 606-10-45-2, a contract liability is Company’s obligation to transfer goods or services to a customer when the customer prepays consideration or when the customer’s consideration is due for goods and services that the Company will yet provide whichever happens earlier.

Contract liabilities represent amounts collected from, or invoiced to, customers in excess of revenues recognized, primarily from the billing of annual subscription agreements. The value of contract liabilities will increase or decrease based on the timing of invoices and recognition of revenue. There were no contract liabilities at March 31, 2022 and December 31, 2021.

35

Income Taxes

The Company accounts for income taxes using the assets and liability method. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rate is recognized in income or expense in the period that the change is effective. Tax benefits are recognized when it is probable that the deduction will be sustained. A valuation allowance is established when it is more likely than not that all or a portion of a deferred tax asset will not be realized.

The Company recognizes liabilities for uncertain tax positions based on the two-step process prescribed by GAAP. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step requires the Company to estimate and measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement. The Company reevaluates these uncertain tax positions on a quarterly basis. This evaluation is based on factors including, but not limited to, changes in facts or circumstances, changes in tax law, effectively settled issues under audit, and new audit activity. Such a change in recognition or measurement would result in the recognition of a tax benefit or an additional charge to the tax provision in the period. The Company recognizes interest and penalties as incurred in finance income (expense), net in the Statements of Operations. There were no liabilities  recorded for uncertain tax positions at March 31, 2022 and 2021.

Leases

The Company adopted Topic 842, Leases (“ASC 842”) to determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities in the condensed combined consolidated balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in the condensed combined consolidated balance sheets.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

When a lease is terminated before the expiration of the lease term, irrespective of whether the lease is classified as a finance lease or an operating lease, the lessee would derecognize the ROU asset and corresponding lease liability. Any difference would be recognized as a gain or loss related to the termination of the lease. Similarly, if a lessee is required to make any payments or receives any consideration when terminating the lease, it would include such amounts in the determination of the gain or loss upon termination.

36

As of March 31, 2022, right-of-use assets were $34,307 and lease liabilities were $34,396.

As of December 31, 2021, there is no right of use assets and lease liabilities.

Earnings Per Share

Basic earnings per common share amounts are based on weighted average number of common shares outstanding. Diluted earnings per share amounts are based on the weighted average number of common shares outstanding, plus the incremental shares that would have been outstanding upon the assumed exercise of all potentially dilutive stock options, warrants and convertible stock, subject to anti-dilution limitations. All such potentially dilutive instruments were anti-dilutive for the 3 months ended March 31, 2022 and 2021.

Schedule of computation of diluted net loss per share

	2022	2021
Net loss attributable to AdActive Media Inc	$(38,072)	$(91,342)
Weighted average common shares outstanding – Basic and diluted	40,367,282	40,331,134
Net loss per share – Basic and diluted	$(0.001)	$(0.002)

Warrants

In connection with certain financing, consulting and collaboration arrangements, the Company has issued warrants to purchase shares of its common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. The Company measures the fair value of the awards using a Black-Scholes Option Pricing Model as of the measurement date. The Company uses a Black-Scholes option model to estimate the fair value of compensation warrants. Warrants issued in conjunction with the issuance of common stock are initially recorded at fair value as a reduction in additional paid-in capital of the common stock issued. All other warrants are recorded at fair value as expense over the requisite service period, or at the date of issuance, if there is not a service period.

Fair Value of Financial Instruments

Generally accepted accounting principles require disclosing the fair value of financial instruments to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

In assessing the fair value of financial instruments, the Company uses a variety of methods and assumptions, which are based on estimates of market conditions and risks existing at the time. For certain instruments, including cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses, it was estimated that the carrying amount approximated fair value because of the short maturities of these instruments. All debt is based on current rates at which the Company could borrow funds with similar remaining maturities and approximates fair value.

37

GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use on unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is described below:

Level 1:  Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2:  Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3:  Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts receivable, deposits and other receivables, other payables approximate their fair values because of the short maturity of these instruments.

Recently Issued Accounting Principles

Accounting Standards Adopted

In August 2020, the FASB issued ASU 2020-06 Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) related to the measurement and disclosure requirements for convertible instruments and contracts in an entity’s own equity. The pronouncement simplifies and adds disclosure requirements for the accounting and measurement of convertible instruments and the settlement assessment for contracts in an entity’s own equity. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2021 and early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company has evaluated and the adoption of this standard does not have a material impact on its financial position, results of operations or cash flows.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40). ASU 2021-04 clarifies and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. The ASU provides guidance to clarify whether an issuer should account for a modification or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange as (1) an adjustment to equity and, if so, the related earnings per share effects, if any, or (2) an expense and, if so, the manner and pattern of recognition. ASU 2021-04 is effective for annual beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company has evaluated and the adoption of this standard does not have a material impact on its financial position, results of operations or cash flows

Accounting Standards Issued, Not Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This ASU requires measurement and recognition of expected credit losses for financial assets. ASU 2016-13 also requires new disclosures for financial assets measured at amortized cost, loans and available-for-sale debt securities. ASU 2016-13 is effective for the Company beginning January 1, 2023. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is currently evaluating the potential effect of this standard on its financial statements, but does not believe that it will have a material affect on its consolidated financial statements.

38

In March 2020, the FASB issued ASU 2020-03, “Codification Improvements to Financial Instruments”: The amendments in this update are to clarify, correct errors in, or make minor improvements to a variety of ASC topics. The changes in ASU 2020-03 are not expected to have a significant effect on current accounting practices. The ASU improves various financial instrument topics in the Codification to increase stakeholder awareness of the amendments and to expedite the improvement process by making the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. The ASU is effective for smaller reporting companies for fiscal years beginning after December 15, 2022 with early application permitted. The Company is currently evaluating the impact the adoption of this guidance may have on its consolidated financial statements, but does not believe that it will have a material affect on its consolidated financial statements.

In October 2021, the FASB issued guidance which requires companies to apply Topic 606, Revenue from Contracts with Customers, to recognize and measure contract assets and contract liabilities from contracts with customers acquired in a business combination. Public entities must adopt the new guidance for fiscal years beginning after December 15, 2022 and interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the impact and timing of adoption of this guidance, however, it appears that more revenue will be recorded under this new requirement than was previously allowed.

No other new accounting pronouncements were Issued or became effective in the period that had, or are expected to have, a material impact on our condensed combined consolidated Financial Statements.

4 — REVENUE

Revenue consisted of the following deliverables:

	March 31,	March 31
	2022	2021
Platform – Video	$1,203,070	$1,179,037
Platform – Music.	190	22,378
Media Sales- Premium sales	5,225	—
	$1,208,485	$1,201,415

5 — PROPERTY, PLANT AND EQUIPMENT

Plant and equipment, net consist of the following:

	March 31,	December 31,
	2022	2021
Computer and software equipment	$3,212	$3,212
Accumulated depreciation	(1,670)	(1,670)
Property, Plant and equipment, net	$1,542	$1,542

Depreciation of plant and equipment amounted to approximately $-0- and $-0- for the periods ended March 31, 2022 and 2021, respectively.

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6 — INCOME TAXES

The following table sets forth the components of income tax expense for the years ended March 31, 2022 and 2021.

	March 31, 2022	March 31, 2021
Current expenses
State and local	850	1,650
Total	$850	$1,650

The effective tax rate for the three months ended March 31, 2022 and 2021 varied from the expected statutory rate due to the Company continuing to provide a 100% valuation allowance on net deferred tax assets. The Company determined that it was appropriate to continue the full valuation allowance on net deferred tax assets as of March 31, 2022, primarily because of the Company’s history of operating losses.

The Company has incurred operating losses in recent years, and it continues to be in a three-year cumulative loss position at March 31, 2022. Accordingly, the Company determined there was not sufficient positive evidence regarding its potential for future profits to outweigh the negative evidence of our three-year cumulative loss position under the guidance provided in ASC 740. Therefore, it determined to continue to provide a 100% valuation allowance on its net deferred tax assets. The Company expects to continue to maintain a full valuation allowance until it determines that it can sustain a level of profitability that demonstrates its ability to realize these assets. To the extent the Company determines that the realization of some or all of these benefits is more likely than not based upon expected future taxable income, a portion or all of the valuation allowance will be reversed. The Company has approximately $38 million (based on its December 31, 2021 tax return) in net operating loss carryforwards to offset future taxable income as of March 31, 2022.

7— ACCOUNT PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consisted of the following:

	March 31, 2022	December 31, 2021
Account payable (a)	$544,778	$706,309
Account payable – related party (b)	15,163	99,496
Accrued expenses (b)	705,537	705,537
Accrued liabilities and other payable (d)	733,834	739,622
Accrued salaries – Related party (c)	127,379	127,379
Accrued interest on loan	83,926	79,488
Total	$2,210,617	$2,457,831

(a)	Account payables represent due to one third-party balances as of March 31, 2022 and $529,910 as of December 2021: $484,178 which accrued cost of goods sold.
(b)	The amount represents due to one related party in respect to consulting fee to Thorman Development Inc. (collection receive on behalf of Thoughtful (Thailand) Co Ltd. ). Also, $705,537 amount represented litigation settlement- refer contingencies footnotes
(c)	The amounts related to compensation payable to Thorman Development Inc.
(d)	Accrued liabilities and other payable consisted of the following:

	March 31, 2022	December 31, 2021
Accrued liabilities (e)	$290,239	$290,239
Accrued salaries	186,498	186,499
Contingent liabilities (f)	240,000	240,000
Payable to credit cards	5,097	10,884
Accrued interest on penalty on taxes	12,000	12,000
Total	$733,834	$739,622

(e)	This included: $252,557 related to legal fees related to the Yeah1 arbitration.
(f)	This represents amounts accrued in 2021 related to penalties for non-filing of tax forms, refer contingencies footnotes.

8 — LOANS

During the COVID-19 pandemic, the CEO of the Company, via his personal consulting company Thorman Development, Inc., made a series of interest free working capital loans to the company. The balances were $284,000 and $138,000 for 3 months ended March 31, 2022 and for the year ended December 31, 2021, respectively.

During the COVID-19 pandemic, the Company received SBA/EIDL loans in 2020 with a principal amount totaling $300,000. The effective interest rate is 3.75%. These loans are amortized over 30 years and payments are currently scheduled to be due starting in late 2022.The balances were $300,000 and $300,000 for 3 months ended March 31, 2022 and for the year ended December 31, 2021, respectively

The interest for the loan for three months ended March 31, 2022: $2,774 and for March 31, 2021 : $2,774

9 — CONVERTIBLE NOTES

	March 31, 2022	December 31, 2021
Convertible promissory note payable	$67,500	$67,500
Accrued interest payable	64,432	62,768
Convertible promissory note payable, net	$131,932	$130,268

The Company issued the following notes outstanding:

A $50,000 convertible note issued on August 28, 2012 at a rate of 10% that continues to accrue interest.

A $17,500 convertible note issued on November 5, 2012 at a rate of 10% that continues to accrue interest.

The interest for the loan for three months ended March 31, 2022: $1,664 and for March 31, 2021 : $1,664

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NOTE—10 LEASES

The ASU No. 2016-02, Leases, effective from January 1, 2019. We determine whether an arrangement is a lease at inception. This determination generally depends on whether the arrangement conveys the right to control the use of an identified fixed asset explicitly or implicitly for a period of time in exchange for consideration. Control of an underlying asset is conveyed if we obtain the rights to direct the use of and to obtain substantially all of the economic benefit from the use of the underlying asset. Some of our leases include both lease and non-lease components which are accounted for as a single lease component as we have elected the practical expedient. Some of our operating lease agreements include variable lease costs, primarily taxes, insurance, common area maintenance or increases in rental costs related to inflation. Substantially all of our equipment leases and some of our real estate leases have terms of less than one year and, as such, are accounted for as short-term leases as we have elected the practical expedient.

Operating leases are included in the right-of-use lease assets, other current liabilities and long-term lease liabilities on the Consolidated Balance Sheet. Right-of-use assets and lease liabilities are recognized at each lease’s commencement date based on the present values of its lease payments over its respective lease term. When a borrowing rate is not explicitly available for a lease, our incremental borrowing rate is used based on information available at the lease’s commencement date to determine the present value of its lease payments. Operating lease payments are recognized on a straight-line basis over the lease term. We had no financing leases as of March 31, 2022 and December 31, 2021.

The Company adopts a 2.5 % as weighted average Incremental borrowing rate to determine the present value of the lease payments. The weighted average remaining life of the lease was 2 years.

During the three months ended March 31, 2022, the Company enter into new lease arrangements, and accounted as per ASC Topic 842, the ROU asset and lease obligation of $35,823.

The following tables summarize the lease expense, as follows:

	March 31, 2022	March 31, 2021
Operating lease expense (per ASC 842)	$1,589	$—
Total lease expense	$1,589	$—

As of March 31, 2022, right-of-use assets were $34,307 and lease liabilities were $34,396.

As of December 31, 2021, there is no right of use assets and lease liabilities.

Components of Lease Expense

We recognize lease expense on a straight-line basis over the term of our operating leases, as reported within “general and administrative” expense on the accompanying consolidated statement of operations.

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Future Contractual Lease Payments as of March 31, 2022

The below table summarizes our (i) minimum lease payments over the next two years, (ii) lease arrangement implied interest, and (iii) present value of future lease payments for the next twenty-three months ending March 31:

Years ended March 31,	Operating lease amount
2023	$18,045
2024	20,204
Total	38,249
Less: interest	(3,852)
Present value of lease liabilities	$34,395
Less: non-current portion	15,292
Present value of lease liabilities – current liability	$19,103

11 — EQUITY

(a) Common Shares Authorized and Issued

The Company is authorized to issue a total of 87,000,000 shares of common stock, $0.0001 par value. There were 40,372,553 and 40,350,212 shares issued and outstanding as of March 31, 2022, and December 31, 2021 respectively.

During the three months ended March 31, 2022 and 2021 the company issued 22,341 and 22,341 of our common stock from the exercise of stock options to Jezebel Communications Limited, a consultant to the company value of $224 and $223 respectively, however for 2022 issuance, the Company have adjusted the $224 with consultant liabilities.

Warrants

Below is a summary of the Company’s issued and outstanding warrants as of March 31, 2022 and December 31, 2021:

	Warrants	Weighted average exercise price	Weighted average remaining contractual life (in years)
Outstanding as of December 31, 2020	8,285,236	0.62	2.83
Issued	—	—
Exercised	—	—
Expired	(183,308)	1.65
Outstanding as of December 31, 2021 (b)	8,101,928	0.58	1.88
Issued	—	—
Exercised	—	—
Expired	—	—
Outstanding as of March 31, 2022	8,101,928	0.58	1.64

During the three months ended March 31, 2022, there were no new warrants issued nor any warrants exercised or expired

In October 2019, the Company repriced the warrants, where the Company and each Participating Investor (as defined below) holding a Existing Warrant shall be automatically amended immediately prior to the Initial Closing, without any further action from the Company or any Participating Investor, such that (a) the exercise price per share of Common Stock as set forth in the Existing Warrant shall be the fair market value of a share of Common Stock of the Company, as determined by the Board in good faith following the Company’s receipt of a written valuation report in compliance with Section 409A of the Internal Revenue Code as soon as practicable following the Initial Closing and (b) the termination date set forth in each Existing Warrant shall be amended to the date that is the later of (A) the fifth anniversary of the Initial Closing and (B) the termination date set forth in the Existing Warrant prior to the date hereof. As used herein, “Participating Investor” means, collectively: (i) any Investor who acquires at least such Investor’s pro rata share of the Series 1 Preferred Shares issued or issuable pursuant to Section 2.1(b) of this Agreement; and (ii) any Investor that is not an existing stockholder in the Company that holds a Note and purchases at least 198,043 shares of Series 1 Preferred pursuant to this Agreement.

The management believe that value that should be assigned to the warrant expenses at the time of repricing through the current date should be $0.0001, the par value of the common stock as there was no public market for the common stock in 2019 through the current date so there was no market value and therefore the Company have not accounted any incremental cost for warrants repriced in 2019.

There were few warrants earlier granted to purchase the preferred series A & B, however during the recapitalization in 2019, those Series A and B converted into common stock and therefore all warrants outstanding as of date, are for common stock.

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Stock option

Company’s stock options for the period ended March 31, 2022 and December 31 2021, respectively, is as follows:

	Share option	Weighted average exercise price	Weighted average remaining contractual life (in years)
Outstanding as of December 31, 2020	400,097	$0.185	6.87
Granted	—	—
Exercised	22,341	0.010
Expired	—	—
Outstanding as of December 31, 2021	377,756	0.196	6.26
Granted
Exercised	22,341	0.010
Expired
Outstanding as of March 31, 2022	355,415	$0.196	6.41

The Company’s stock option plans provide for the grant of options to purchase shares of common stock to officers, directors, other key employees and consultants. The purchase price may be paid in cash or “net settled” in shares of the Company’s common stock. In a net settlement of an option, the Company does not require a payment of the exercise price of the option from the optionee, but reduces the number of shares of common stock issued upon the exercise of the option by the smallest number of whole shares that has an aggregate fair market value equal to or in excess of the aggregate exercise price for the option shares covered by the option exercised. Options generally vest over a 3-4 year period from the date of grant and have a 1-2 year cliff term.

During the three months ended March 31 2022, no new stock option granted nor expired.

During the three months ended March 31, 2022, the options holder exercised 22,341 options, as disclosed above under common stock section.

In October 2019, the board believes it to be in the interests of the Company and its stockholders to motivate and restore competitive and appropriate equity incentives for the optionholders by amending each option held by the eligible optionholders to reduce the exercise price of each repriced option to $0.01 per share. The 5,513,125 stock option holder were eligible and their exercise price reduced to $0.01 per shares in 2019.

The management believe that value that should be assigned to the stock option expenses at the time of repricing through the current date should be $0.0001, the par value of the common stock as there was no public market for the common stock in 2019 through the current date so there was no market value and therefore the Company have not accounted any incremental cost for stock options repriced in 2019 .

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NOTE — 12 PREFERRED STOCKS

As of December 31, 2021 and March 31, 2022, the Company’s preferred stocks have been designated as follow:

No. of shares
Series 1 Preferred Stock	11,507,260
Series 2 Preferred Stock	7,784,678

All of the Series 1 and Series 2 Preferred Shares were issued at a value of respective cash purchase price of $0.050494 per share and at a conversion price of $0.839449 per share, respectively. These all Series of Preferred Shares contain a conversion option, are convert into a fixed number of common shares or redeemable with the cash repayment at the liquidation, so as a result of this liquidation preference, under U.S GAAP, the Company has classified these Series of Preferred Shares within mezzanine equity in the combined condensed consolidated balance sheet.

Voting Rights:

(1) The affirmative vote of at least a majority of the holders of each series of preferred stock shall be necessary to:

(a)	increase or decrease the par value of the shares of the Series 1 and Series 2 Preferred Stock, alter or change the powers, preferences or rights of the shares of Series 1 Preferred Stock or create, alter or change the powers, preferences or rights of any other capital stock of the Company if after such alteration or change such capital stock would be senior to or pari passu with Series 1 Preferred Stock; and
(b)	adversely affect the shares of Series 1 Preferred Stock, including in connection with a merger, recapitalization, reorganization or otherwise.

(2) The affirmative vote of at least a majority of the holders of the shares of the Series 1 Preferred Stock shall be necessary to:

(a)	enter into a transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Corporation, or voluntarily liquidate or dissolve;
(b)	authorize a merger, acquisition or sale of substantially all of the assets of the Company or any of its subsidiaries (other than a merger exclusively to effect a change of domicile of the Company to another state of the United States);
(c)	increase or decrease (other than decreases resulting from conversion of the Series 1 Preferred Stock) the authorized number of shares of the Company’s preferred stock or any series thereof, the number of shares of the Company’s common stock or any series thereof or the number of shares of any other class or series of capital stock of the Company; and
(d)	any repurchase or redemption of capital stock of the Company except any repurchase or redemption at cost upon the termination of services of a service provider to the Company or the exercise by the Company of contractual rights of first refusal as applied to such capital stock.

Dividend Rights: The holders of the Company’s preferred stock are not entitled to any dividend rights.

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Liquidation Rights: In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary (a "Liquidation Event"), the holders of each series of preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Company’s common stock by reason of their ownership thereof, an amount per share in cash equal to the greater of (x) the aggregate Stated Value for all shares of such series of Preferred Stock then held by then or (y) the amount payable per share of the Company’s common stock which such holder of preferred stock would have received if such holder had converted to common stock immediately prior to the Liquidation Event all of such series of preferred stock then held by such holder (the "Series Stock Liquidation Preference"). If, upon the occurrence of a Liquidation Event, the funds thus distributed among the holders of the preferred stock shall be insufficient to permit the payment to the holders of the preferred stock the full Series Stock Liquidation Preference for all series, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the preferred stock in proportion to the aggregate Series Liquidation Preferences that would otherwise be payable to each of the holders of preferred stock. Such payment shall constitute payment in full to the holders of the preferred stock upon the Liquidation Event. After such payment shall have been made in full, or funds necessary for such payment shall have been set aside by the Company in trust for the account of the holders of preferred stock, so as to be immediately available for such payment, such holders of preferred stock shall be entitled to no further participation in the distribution of the assets of the Company. The sale of all or substantially all of the assets of the Company, or merger, tender offer or other business combination to which the Company is a party in which the voting stockholders of the Company prior to such transaction do not own a majority of the voting securities of the resulting entity or by which any person or group acquires beneficial ownership of 50% or more of the voting securities of the Company or resulting entity shall be deemed to be a Liquidation Event.

Other Matters: The holders of the Company’s preferred stock have no subscription or redemption privileges and are not subject to redemption. The Company’s Series Preferred Stock does not entitle its holders to preemptive rights. All of the outstanding shares of the Company’s preferred stock are fully paid and non-assessable.

The Company is authorized to issue a total of 28,921,732 shares of preferred stock consisting of: Series 1 Preferred stock, $0.0001 par value, 21,000,000 authorized, and 11,507,260 and Series 2 Preferred stock, $0.0001 par value, 7,921,732 authorized, and 7,784,678 shares issued and outstanding as of March 31 2022 and December 31, 2021.

In October 2019, the Company recapitalized a series of convertible notes issued by the Company between 2012 and 2017 totaling $6,534,837 into 7,784,678 shares of Series 2 Preferred Stock at a share price of $0.839449 per share

There were no Series 1 Preferred Shares issued during the period ended March 31, 2022 and 2021.

There were no Series 2 Preferred Shares issued during the period ended March 31, 2022 and 2021.

13 — COMMITMENTS

As of the preparation of these consolidated financials, the Company’s principal offices are located at 599 N Fair Oaks Ave, Suite 201, Pasadena, CA 91103. The Company leases its office space in a shared space work environment. The lease, which commenced on March 1, 2022 and expires on February 29, 2024, has a monthly rate of $1,500 based on a minimum occupancy of three (3) people and scales in cost per person. Additional seats will be charged at $450 per month for up to five (5) people and $400 per month for up to ten (10) people. Currently, this location serves as the principal executive office and is the location of all of its books and records and the operational offices for TMG CA.

During the years ending at December 31, 2021 and 2020, respectively, the Company leased office space from WeWork on a flexible space arrangement as its principal executive office. However, during the COVID-19 pandemic, staff primarily worked from home.

Material contracts

Contract with Google

On September 23, 2011, the AdActive Media,Inc. entered into a business cooperation agreement with Google/YouTube for the operation of the Company’s multi-channel network (MCN) business unit. This contract allows the company to manage the analytics and collect monetization from Google across multiple content partners on YouTube.

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Contract with FastPay

On October 31, 2019, the subsidiary AdActive Media CA, Inc entered into a business cooperation agreement with FPP Finance LLC (dba FastPay) for the monthly factoring of the Company’s revenue receivable from Google.

Contract with Vdiooly

On March 29, 2016, AdActive Media CA,Inc.   entered into a business cooperation agreement with Vidooly for the operation of the Company’s backend creator payment processing management system. The Vidooly system processes the raw Google data reports on a monthly basis to break down and summarize the earnings per content partner. The system also tracks the revenue sharing agreement and payment method information provided by our content partners.

14–-CONCENTRATION OF CREDIT RISK

Credit risk

(a) The Company is exposed to the following concentrations of risk: Major customers

For the three months ended March 31, 2022 and 2021, the customers who accounted for 10% or more of the Company’s revenues and its outstanding receivable balances at period-end dates, are presented as follows:

	Three months ended March 31, 2022		March 31, 2022
Customers	Revenues	Percentage of revenues	Accounts receivable
Customer A	$1,203,069	99.5%	$460,310

	Three months ended March 31, 2021		March 31, 2021
Customers	Revenues	Percentage of revenues	Accounts receivable
Customer A	$1,179,037	98.1%	$404,366

(b) The customers are in United States Major vendors

For the three months ended March 31, 2022 and 2021, there is vendors who accounts for 10% or more of the Company’s cost of goods sold and its outstanding payables balances at period-end dates, are presented as follows:

	March 31 2022		March 31, 2022
Vendors	Purchases	Percentage of revenues	Accounts payable
Vendor A	$292,196	27.5%	$94,369	*
Vendor B	$195,910	18.5%	$75,693	*

	March 31 , 2021		March 31, 2021
Vendors	Purchases	Percentage of purchases	Accounts payable
Vendor A	$336,754	32.3%	$113,514 *

The Vendors is in Vietnam, Thailand and Philippines.

*Included in accrued expenses as the bills submitted subsequent to the each month end.

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15 — RELATED PARTY TRANSACTIONS

From time to time, the shareholder and director of the Company advanced funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

The Company paid to the related company, the consulting fee of $47,001 and $47,001  for three months ended March 31, 2022 and 2021, respectively.

The Company paid to the Thoughtful Thailand Ltd, the payment of $320,494 and $212,959  to destitute to the respective Multi Channel Network (MCN) content partners for the three month ended March 31, 2022 and 2021, respectively.

The Company paid to the related company, the Office lease fee of $1,500 and $0 for three months ended March 31, 2022 and 2021.

The Company paid to the three senior management employee, the total salaries of $79,150 and $79,150 for the three month ended March 31, 2022 and 2021, respectively

16 — CONTINGENCIES

The Company is subject, from time to time, to claims by third parties under various legal theories. The defense of such claims, or any adverse outcome relating to any such claims, could have a material adverse effect on the Company’s liquidity, financial condition and cash flows. The Company was involved in an international arbitration that was initiated in 2019 and ultimately concluded in December 2021. During this arbitration, the Company was not successful in piercing the corporate veil of the respondents and consequently did not succeed in the arbitration. The arbitration panel ruled that the Company should reimburse the respondents legal and procedural fees, which have been stated to be $705,537. The procedural fee had been accrued as of March 31, 2022.

In August 2019, TMG DE was awarded an $11,000,000 financial judgment in its US Federal Court action against three former company executives. The lead defendant, Mr. Ingrouille, is a United Kingdom citizen and the other two defendants are Vietnamese citizens. TMG DE has not yet been successful in collecting this judgment, however, the Company continues to explore the best paths to enforce the judgement against the defendants.

IRC Sec. 6038 requires every U.S. person to furnish, for any foreign business entity that person controls, the information listed in IRC Sec. 6038(a)(1). It has been determined that operations of two wholly owned indirect subsidiaries, AdActive Media Shanghai Limited and AdActive Media Advertising Limited should have been reported on Form 5471 pursuant to IRC §6038. Failure to timely file a Form 5471 is generally subject to a $10,000 per information return. AdActive Media Shanghai Limited was incorporated on June 11, 2011 and AdActive Media Advertising Limited was incorporated on August 29, 2014. Total penalty associated with failure to file Form 5471 is $190,000. Pursuant to IRC Sec. 951A, A U.S. shareholder with an ownership interest in a Controlled Foreign Corporation (CFC) must calculate and report Global Intangible Low-Taxed Income (GILTI) using Form 8992. GILTI is calculated based on combing tested income and tested losses from various CFCs. Like other foreign information returns, failure to file Form 8992 or provide complete information can result in a $10,000 penalty pursuant to Treasury Regulation Section 1.6038-5. Total penalty associated with failure to file form 8992 is $50,000. Total combined civil penalty associated with failure to file both Forms 5471 and 8992 is $240,000. Estimated interest from the penalty is $12,000.

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17 — SUBSEQUENT EVENTS

On July 7, 2022 (the “Closing Date”), AdActive Media, Inc., a Delaware corporation (the “Seller”), entered into a Stock Purchase Agreement with Society Pass Incorporated a Nevada corporation (the “Buyer"). The subsidiaries of AdActive Media, Inc. acquired under the Stock Purchase Agreement consist of (i) all of the outstanding capital stock of AdActive Media CA, Inc., a California corporation (the “CA Sub”), and (ii) 99.75% of all of the outstanding capital stock of Thoughtful Thailand Limited, a Thailand corporation.

The consideration paid to the Company by the Buyer, is included in a Stock Purchase Agreement. The purchase consideration in the “Stock Purchase Agreement”, was 609,327 shares of the Buyer’s   common stock. The Buyer also issued the seller a warrant, expiring on July 7, 2023, to purchase 203,109 shares of the buyer’s common stock at an exercise price of $2.1335. The Buyer also assumed two loans, with a principal balance of $300,000 not including interest, payable by the Seller and the CA Sub (“Assumed Liabilities”). The Seller, however, agree to indemnify the Buyer if the Buyer make payments for any liabilities of the Seller  and the CA Sub greater than $700,000, including the Assumed Loans. The Stock Purchase Agreement include representations, warranties and covenants of the Buyer and the Seller as well as other customary closing conditions.

In this above share purchase transaction, the Society Pass Incorporated (the Buyer) did not acquire or assume any common stock, preferred stock, warrants, options, or any other equity instruments related to TMG DE (the seller).

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